[S&W Letterhead]


                                                                November 1, 1999




American Tower Corporation
116 Huntington Avenue
Boston, Massachusetts  02116

Ladies and Gentlemen:

         The following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "SEC") as Exhibit 8 to the registration statement on Form S-3, File No. 333- 89345 (the "Registration Statement"), to be filed by American Tower Corporation ("American Tower") under the Securities Act of 1933, as amended (the "Securities Act").

         We have acted as counsel for American Tower in connection with the preparation of the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, corporate records, certificates and statements of officers and accountants of American Tower and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. With respect to all questions of fact on which the opinion set forth below is based, we have assumed the accuracy and completeness of and have relied on the information set forth in the Registration Statement, and in the documents incorporated therein by reference, and on representations made to us by the officers of American Tower. We have not independently verified such information.

         The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, the "Tax Laws"). No assurance can be given that the Tax Laws will not change. In preparing the discussions with respect to Tax Laws matters in the section of the Registration Statement captioned "Certain Federal Income Tax Consequences," we have made certain assumptions and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference.



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American Tower Corporation
November 1, 1999
Page 2

         Based upon and subject to the foregoing, we are of the opinion that the discussion with respect to Tax Laws matters in the section of the Registration Statement captioned "Certain Federal Income Tax Consequences," in all material respects is accurate and fairly summarizes the Tax Laws issues addressed therein.

         This opinion is intended solely for the benefit and use of American Tower, and it is not to be used, released, quoted, or relied upon by anyone else for any purpose (other than as required by law) without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm therein under the caption "Legal Matters." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the SEC promulgated thereunder.


                                                    Very truly yours,


                                                    /s/ SULLIVAN & WORCESTER LLP
                                                    SULLIVAN & WORCESTER LLP